As filed with the Securities and Exchange Commission on August 10, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NEOMAGIC CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	77-0344424
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

3250 Jay Street Santa Clara, California	95054
(Address of Principal Executive Offices)	(Zip Code)

2003 STOCK PLAN

2006 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Douglas R. Young

President and Chief Executive Officer

NEOMAGIC CORPORATION

3250 Jay Street

Santa Clara, California 95054

(Name and Address of Agent For Service)

(408) 988-7020

(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael J. Danaher, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

(650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share (1)		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, reserved for 2003 Stock Plan (3)	500,000 shares	(5)	$3.49	(1)	$1,745,000	$54.00
Common Stock, par value $0.001 per share, reserved for 2006 Employee Stock Purchase Plan (2)(4)	100,000 shares	(5)	$2.97	(1)(2)	$297,000	$10.00

(1)	The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) and (c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq Global Market on August 7, 2007, which was $3.485 per share.
(2)	The computation is based upon 85% of the average of the high and low price of the Common Stock as reported on the Nasdaq Global Market on August 7, 2007, which is 85% of $3.485, or $2.96225 (rounded up to $2.97). Pursuant to the 2006 Employee Stock Purchase Plan the Purchase Price of a share of Common Stock shall be equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.
(3)	Pursuant to Rule 429, the prospectus relating to this registration statement on Form S-8 shall also be used for offerings under the 2003 Stock Plan pursuant to registration statements on Form S-8 having File Nos. 333-139262, 333-109023 and 333-119093.
(4)	Pursuant to Rule 429, the prospectus relating to this registration statement on Form S-8 shall also be used for offerings under the 2006 Employee Stock Purchase Plan pursuant to the registration statement on Form S-8 having File No. 333-139262.
(5)	There are also registered hereunder an equal number of Series A Preferred Share Purchase Rights which are currently attached to and transferable only with the Common Stock registered hereunder.

NEOMAGIC CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

There are hereby incorporated by reference into this Registration Statement the following documents and information, which have previously been filed with the Commission:

•

Our Annual Report on Form 10-K for the fiscal year ended January 28, 2007, filed with the SEC on April 30, 2007, including portions of our Proxy Statement for our 2007 Annual Meeting of Stockholders to the extent specifically incorporated by reference therein.

•	Our Quarterly Report on Form 10-Q for the quarter ended April 29, 2007, filed with the SEC on June 13, 2007.

•

Our Current Reports on Form 8-K, filed with the Commission on February 20, 2007, February 23, 2007, March 6, 2007, April 12, 2007, April 24, 2007, June 7, 2007, June 13, 2007, June 15, 2007, August 2, 2007 and August 8, 2007.

•	Our Registration Statement on Form 8-A for our Common Stock, filed with the Commission on January 17, 1997.

•	Our Registration Statement on Form 8-A for our Preferred Stock Purchase Rights, filed with the Commission on December 23, 2002 and amended on August 23, 2004 and April 12, 2007.

The description of the Registrant’s Common Stock to be offered hereby is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 17, 1997 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), together with any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations. As permitted by Section 145 of the Delaware General Corporation Law, the registrant’s restated certificate of incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duty as directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the registrant provide that:

•

The registrant shall indemnify its directors and officers for serving the registrant in those capacities or for serving other business enterprises at the registrant’s request, to the fullest extent permitted by Delaware law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant.

•

The registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•

The registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the bylaws are not exclusive, and the registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents.

•	The registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The registrant’s policy is to enter into separate indemnification agreements with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and that allow for certain additional procedural protections. The registrant also maintains directors’ and officers’ insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the registrant and its officers and directors may be sufficiently broad to permit indemnification of the registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 8.	Exhibits.

EXHIBIT INDEX

Exhibit Number	Description
4.1	2003 Stock Plan (incorporated by reference to our definitive proxy statement filed pursuant to section 14 of the Exchange Act on May 29, 2007)

4.2	2006 Employee Stock Purchase Plan (incorporated by reference to our definitive proxy statement filed pursuant to section 14 of the Exchange Act on May 29, 2007)

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

23.1*	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Filed herewith

Item 9.	Undertakings.

a) The Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 10th day of August, 2007.

NEOMAGIC CORPORATION

By:	/s/ Steven P. Berry
Steven P. Berry, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas R. Young and Steven P. Berry, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his or her substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Douglas R. Young	President and Chief Executive Officer (Principal Executive Officer) and Director	August 10, 2007
Douglas R. Young

/s/ Steven P. Berry	Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 10, 2007
Steven P. Berry

/s/ Syed Zaidi	Director	August 10, 2007
Syed Zaidi

/s/ Dr. Anil K. Gupta	Director	August 9, 2007
Dr. Anil K. Gupta

/s/ Steve Valenzuela	Director	August 8, 2007
Steve Valenzuela

/s/ Carl Stork	Director	August 9, 2007
Carl Stork

/s/ Brett Moyer	Director	August 8, 2007
Brett Moyer

REGISTRATION STATEMENT ON FORM S-8

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	2003 Stock Plan (incorporated by reference to our definitive proxy statement filed pursuant to section 14 of the Exchange Act on May 29, 2007)

4.2	2006 Employee Stock Purchase Plan (incorporated by reference to our definitive proxy statement filed pursuant to section 14 of the Exchange Act on May 29, 2007)

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to legality of securities being registered

23.1*	Consent of Stonefield Josephson, Inc., Independent Registered Public Accounting Firm

23.3*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

*	Filed herewith